EXHIBIT 10.34

                    SEVERANCE AGREEMENT AND COMPLETE RELEASE


         This Severance Agreement and Complete Release ("Agreement") is entered into this 14th day of January, 1997, by and between Michael G. Lucci, Sr. ("Lucci") and Bally Total Fitness Holding Corporation ("BTFHC").
         WHEREAS, Lucci was employed by BTFHC as President and Chief Operating Officer pursuant to an Employment Agreement dated May 13, 1994 as amended on March 13, 1996;
         WHEREAS, Lucci and BTFHC have mutually agreed to terminate the existing employment relationship; and
         WHEREAS, Lucci and BTFHC desire to resolve any and all actual or potential claims, differences, and disputes relating to Lucci's relationship with BTFHC through the Effective Date of this Agreement (as defined below) without the burden and expense of litigation.
         THEREFORE, in consideration for the mutual promises and covenants set forth below, the sufficiency and receipt of which are hereby acknowledged, Lucci and BTFHC acknowledge and voluntarily agree as follows:
         1. The termination of Lucci's employment with BTFHC is effective October 7, 1996. Further, Lucci hereby acknowledges his resignation as an officer and that he will resign as a director of BTFHC and hereby resigns as an officer and employee of any and all of BTFHC's subsidiaries effective as of October 7, 1996.
         2. BTFHC shall provide Lucci with the total sum of Seven Hundred Fifty Thousand and 06/100 Dollars ($750,000.06), less applicable tax withholdings, to be paid out in monthly payments of Forty-One Thousand Six Hundred Sixty-Six and 67/100 ($41,666.67), less applicable tax withholdings, the first monthly payment on which will be paid on the Effective Date of this

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Agreement (as defined below) to Lucci at his home address set forth in paragraph
14. Each monthly payment thereafter will be made on the first of the month to Lucci at the location for notices as set forth in paragraph 14; provided, however, that if such payment is not made by the sixth of the month, BTFHC must pay to Lucci an additional one percent (1%) of the basic monthly payment (Four Hundred Sixteen and 67/100 Dollars ($416.67)) as a penalty. In addition, BTFHC shall deliver to Lucci, on the Effective Date, a payment of $10,889.46 which is based on a gross payment of $19,230.76 which amount shall not be credited against the payments referred to in the first sentence of this paragraph.
         3. Lucci shall be entitled, through April 14, 1997, to the use of the office he currently uses in BTFHC's facility in Southfield, Michigan and the services of his secretary, Nora Moretz; provided, however, that Lucci's right to use the office and secretary shall terminate prior to that date (i) if the facility is sold, leased to an unaffiliated third party or ceases to be used as a fitness center or (ii) if Lucci competes with BTFHC or any of its subsidiaries in any fashion. Nothing contained in this Agreement shall effect Lucci's ability to withdraw funds from BTFHC's Management Retirement Savings Plan or Bally's Employee Savings Trust for employees of BTFHC.
         4. Lucci acknowledges and agrees that he is not entitled to any payments, bonuses, grants or benefits under any stock option plans or incentive compensation plans in existence during or otherwise covering any time period while he was employed by BTFHC or any other compensation, reimbursement, or other consideration, benefits, or payments from BTFHC or any of its subsidiaries.
         5. Lucci, on behalf of himself, his heirs, executors, and assigns, hereby completely and irrevocably discharges and releases BTFHC, its officers, directors, employees, agents, shareholders, parent corporations, subsidiary corporations, affiliate entities, successors, and assigns from any and

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all claims, demands, actions, causes of action, and/or liability of any nature whatsoever related, directly or indirectly, to Lucci's employment with BTFHC or any of its subsidiaries, compensation therefor (including, but not limited to, any bonus or stock option plans), or termination thereof (other than under this Agreement and under that certain Indemnification Agreement between BTFHC and Lucci dated January 3, 1996 (which agreement is currently in effect)), including, but not limited to, any claim of wrongful discharge, breach of contract, promissory estoppel, infliction of emotional distress, and/or employment discrimination in violation of the Age Discrimination in Employment Act, 29 U.S.C. ss.621 et seq., Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss.2000e et seq., the Americans with Disabilities Act, 42 U.S.C. ss.12101 et seq., and/or any other state or local laws of a similar nature, arising at any time prior to and including the Effective Date of this Agreement (as defined below). In addition, Lucci waives his right to seek reinstatement or re-employment with BTFHC or any affiliate thereof at any time in the future. BTFHC hereby completely and irrevocably discharges and releases Lucci from any and all claims, demands, actions, causes of action, and/or liability of any nature whatsoever which arose in the scope of Lucci's employment or as acting as a director with BTFHC or any of its subsidiaries occurring at any time prior to and including the Effective Date of this Agreement.
         6. The terms of this Agreement are and shall remain confidential. Lucci and BTFHC agree not to disclose such terms to any person (other than their respective counsel or accountants), unless required to do so by subpoena or applicable laws, including, but not limited to, federal securities laws. Lucci further agrees not to make any statements orally, in writing, or otherwise, concerning BTFHC, BTFHC's products, services, or business or any of BTFHC's employees or representatives which is in any way harmful or disparaging to BTFHC, its employees or goodwill or

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to their reputation or standing in the business community or the community as a whole. BTFHC further agrees not to make any statements orally, in writing, or otherwise concerning Lucci's performance as an employee, officer or director of BTFHC or any of its subsidiaries which are in any way harmful or disparaging to Lucci. BTFHC acknowledges that nothing in this Agreement is or shall be construed as an admission by Lucci of any breach of any agreement or any intentional or unintentional wrongdoing of any nature.
         7. Lucci further agrees that, during the duration of the period during which he receives payments under this Agreement, he will not attempt to solicit, induce, or otherwise cause or encourage any employees of BTFHC or any of its subsidiaries (other than Michael Lucci, Jr. and Rebecca Lucci) to terminate their employment with BTFHC.
         8. Lucci acknowledges that he has information regarding several matters which are currently or may in the future be the subject of litigation in which BTFHC or its subsidiaries are or will be parties. Lucci further acknowledges that his assistance and cooperation regarding such litigation is vital to BTFHC's interests. Lucci, therefore, agrees, subject to reasonable other commitments and obligations, to cooperate with BTFHC and any of its subsidiaries in the course of such litigation, including, without limitation, being reasonably available to meet and confer with employees, representatives, and counsel of BTFHC and any of its subsidiaries regarding any matters relating to such litigation, providing deposition testimony, and/or appearing on behalf of BTFHC or any of its subsidiaries at any trial, hearing, or other proceeding. BTFHC will reimburse Lucci for any and all out-of-pocket expenses he may incur in fulfilling his obligations under this paragraph 8.

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         9.  Lucci acknowledges and represents that he has returned or will promptly return to BTFHC all keys, credit cards, access or key cards, and all other physical property of any kind which is the property of BTFHC or any of its subsidiaries.
         10. Lucci hereby further acknowledges:
             a. That he was advised in writing to seek legal counsel regarding this Agreement and is represented by Howard J. Gourwitz with respect to this Agreement;

             b. That he has been afforded the opportunity to review and consider the terms of this Agreement for a period of twenty-one
                 (21) days;

             c.  That he fully understands, and did receive counsel from Howard
                 J. Gourwitz regarding, his rights, obligations, and liabilities hereunder;

             d. That nothing in this Agreement is or shall be construed as an admission by BTFHC of any breach of any agreement or any intentional or unintentional wrongdoing of any nature; and

             e. That the payments and benefits provided for herein are in excess of that to which Lucci would otherwise be entitled were he not to enter into this Agreement.

         11. This Agreement may be revoked by Lucci within seven (7) days after his execution hereof; therefore, this Agreement shall not be enforceable or effective until the expiration of such seven (7) day period ("Effective Date").
         12. This Agreement shall be binding upon and accrue to the benefit of Lucci, his heirs, executors, and assigns and BTFHC, its officers, directors, employees, parent and subsidiary corporations, affiliate entities, and its successors and assigns.
         13. This Agreement shall be governed by and construed and interpreted according to the laws of the State of Illinois, without reference to principles of conflict of laws.

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         14. Any notice to be given to Lucci shall be addressed to Lucci at 49
Spanish River Drive, Ocean Ridge, Florida 33435, with a copy to Howard J. Gourwitz, Esq., 2000 Town Center, Suite 1400, Southfield, Michigan 48075-1147, or at such other address as Lucci may hereafter designate in writing to BTFHC. Any notice to be given to BTFHC shall be addressed to BTFHC at 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631, Attention: General Counsel, or at such other address as BTFHC may hereafter designate in writing to Lucci. Any such notice shall be deemed given when actually delivered by a recognized overnight courier.
         IN WITNESS WHEREOF, the parties have executed multiple copies of this Agreement, each of which shall constitute an original, but all of which taken together shall constitute the same document.


                            /s/ Michael G. Lucci, Sr.
                            ------------------------------------------
                            Michael G.  Lucci, Sr.

                            Date of Execution:   Jan. 12 1997
                                                 ---------------------


                            BALLY TOTAL FITNESS
                            HOLDING CORPORATION


                            By:  /s/ Cary A. Gaan
                                 -------------------------------------

                            Date of Execution:   1-14-97
                                                 ---------------------

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